Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of SEACOR Marine Holdings Inc. (the “Company”), hereby certifies, to the best of her/his knowledge and belief, that the Form 10-Q of the Company for the quarterly period ended June 30, 2017 (the “Periodic Report”) accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date:	August 10, 2017

/s/ JOHN GELLERT
Name:	John Gellert
Title:	Chief Executive Officer (Principal Executive Officer)

Date:	August 10, 2017

/s/ MATTHEW CENAC
Name:	Matthew Cenac
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)